      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                               LEARNINGSTAR CORP.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                               77-0559897
     (State or other jurisdiction                   (I.R.S. Employer
  of incorporation or organization)                Identification No.)

        2 LOWER RAGSDALE DRIVE                           93940
         MONTEREY, CALIFORNIA                          (Zip Code)
   (Address of principal executive
               offices)

                                  -------------

                               LEARNINGSTAR CORP.
                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                  -------------

                                 RONALD ELLIOTT
                             CHIEF EXECUTIVE OFFICER
                               LEARNINGSTAR CORP.
                             2 LOWER RAGSDALE DRIVE
                               MONTEREY, CA 93940
                                 (831) 333-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                            JEFFREY L. KATEMAN, ESQ.
                                LATHAM & WATKINS
                        633 WEST FIFTH STREET, SUITE 4000
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                                  -------------

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------
                                                                 PROPOSED
                                AMOUNT          PROPOSED          MAXIMUM
TITLE OF EACH CLASS OF         OF SHARES         MAXIMUM         AGGREGATE        AMOUNT OF
SECURITIES TO BE                 TO BE       OFFERING PRICE      OFFERING       REGISTRATION
REGISTERED                   REGISTERED(1)    PER SHARE(2)       PRICE(2)            FEE
-----------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value.........       300,000           $2.52           $756,000            $189
-----------------------------------------------------------------------------------------------


(1) The LearningStar Corp. 2001 Non-Employee Director Stock Option Plan (the "Plan") authorizes the issuance of a maximum of 300,000 shares of common stock of LearningStar Corp., a Delaware corporation (the "Company"). This registration statement shall also cover any additional shares of common stock which may become issuable under the Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Company.

(2) Estimated for purposes of computing the registration fee only pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the registrant's common stock of $2.52 per share as reported on The Nasdaq SmallCap Market on July 5, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Commission by the Company are incorporated by reference in this Form S-8 as of their respective dates:

        (a) Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-4 (File No. 333-53454) filed with the Commission on April 27, 2001;

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

        (c) The Company's Current Reports on Form 8-K filed with the Commission on May 1, 2001 and May 4, 2001 and the Company's Current Report on Form 8-K/A filed with the Commission on May 14, 2001; and

        (d) The description of Common Stock contained in the Company's registration statement on Form 8-A (File No. 000-32613) filed with the Commission on April 30, 2001 pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of amending such description.


        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under current Delaware law, a Delaware corporation may provide in its certificate of incorporation for the elimination or limitation of personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision may not limit a director's liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), as it now exists or as it may be amended in the future, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director. The effect of this provision is to eliminate the Company's rights and the rights of the Company's stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the Company's rights or the rights of any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

        In addition, the DGCL empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. The Company's Amended and Restated Bylaws provide that the Company will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8. EXHIBITS

        The following is a list of exhibits filed as part of this registration statement, which are incorporated herein:

        4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-8 (File No. 333-64762) filed with the Commission on July 9, 2001)

        4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (File No. 333-64762) filed with the Commission on July 9, 2001)

        *4.3    LearningStar Corp. 2001 Non-Employee Director Stock Option Plan

        *5.1    Opinion of Latham & Watkins

        *23.1   Consent of Latham & Watkins (included as part of Exhibit 5.1)

        *23.2   Consent of KPMG LLP

        *23.3   Consent of PricewaterhouseCoopers LLP

        *24 Power of Attorney (included on the signature pages of this registration statement)

*  Filed herewith

ITEM 9. UNDERTAKINGS

        (a)     The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information to be included in a post effective amendment to those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

               (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monterey, State of California, on this 9th day of July, 2001.

                                            LEARNINGSTAR CORP.



                                            By: /s/ ROBERT CAHILL
                                                ---------------------------
                                                Robert Cahill
                                                Chief Financial Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Ronald Elliott and Robert Cahill, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including pre- and post-effective amendments) or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed below by the following persons in their capacities and on the dates indicated.

              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----
          /s/ AL NOYES                 Chairman of the Board                  July 9, 2001
----------------------------------
              Al Noyes

       /s/ RONALD ELLIOTT              Director and Chief Executive           July 9, 2001
----------------------------------     Officer (Principal Executive Officer)
           Ronald Elliott

        /s/ ROBERT CAHILL              Chief Financial Officer                July 9, 2001
----------------------------------     (Principal Accounting Officer)
            Robert Cahill
                                       Director                               July 9, 2001
      /s/ LOUIS CASAGRANDE
----------------------------------
          Louis Casagrande

        /s/ DEAN DEBIASE               Director                               July 9, 2001
----------------------------------
            Dean DeBiase

      /s/ RICHARD DELANEY              Director                               July 9, 2001
----------------------------------
          Richard Delaney

        /s/ SCOTT GRAVES
----------------------------------     Director                               July 9, 2001
            Scott Graves

      /s/ MICHAEL KOLOWICH
----------------------------------     Director                               July 9, 2001
          Michael Kolowich

      /s/ ROBERT MACDONALD
----------------------------------     Director                               July 9, 2001
          Robert MacDonald

                                INDEX TO EXHIBITS

      EXHIBIT                                                                             PAGE
      -------                                                                             ----
        4.1     Restated Certificate of Incorporation of the Registrant
                (incorporated by reference to Exhibit 4.1 to the Company's
                Registration Statement on Form S-8 (File No. 333-64762) filed with the Commission on July 9, 2001)

        4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 (File No. 333-64762) filed with the Commission on
                July 9, 2001)

        *4.3    LearningStar Corp. 2001 Non-Employee Director Stock Option Plan

        *5.1    Opinion of Latham & Watkins

        *23.1   Consent of Latham & Watkins (included as part of Exhibit 5.1)

        *23.2   Consent of KPMG LLP

        *23.3   Consent of PricewaterhouseCoopers LLP

        *24 Power of Attorney (included on the signature page of this Registration Statement)

-------------------
* Filed herewith